                              AGREEMENT AND RELEASE


     THIS AGREEMENT AND RELEASE is made as of November 29, 1999, by and among KSL Golf Holdings, Inc. ("Seller"), Fairway Acquisition Company ("Buyer"), Apollo Real Estate Investment Fund IV, L.P. ("Apollo") and Fairways Golf Corporation, formerly known as KSL Fairways Golf Corporation (the "Company").


                                   WITNESSETH

     WHEREAS, Seller and Apollo entered into that certain Stock Purchase Agreement dated as of August 9, 1999 (the "Agreement"), pursuant to which Seller agreed to sell to Apollo all of the stock (the "Stock") owned by Seller in the Company;

     WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated September 29, 1999, Apollo assigned to Buyer all of Apollo's rights, interests and obligations described in the Agreement;

     WHEREAS, Apollo delivered to Seller on September 29, 1999 a notice (the "Notice") alleging that Seller and the Company failed to provide Apollo materials relevant to the existence and terms of certain membership rights in the golf course properties owned and/or operated by the Company and its Subsidiaries (as defined in the Agreement);

     WHEREAS, Buyer proceeded to purchase all of the Stock from Seller on September 30, 1999, reserving its right to pursue a claim against Seller for the alleged non-disclosure described in the Notice of September 29, 1999 and reserving the right to claim indemnification from Seller pursuant to the Agreement for damages resulting from such alleged non-disclosure;

     WHEREAS, Seller believes that it properly disclosed to Apollo the existence of all memberships in the golf courses owned and/or operated by the Company and its Subsidiaries, but, to avoid the expense, uncertainty and commitment of time required by litigation to defend its disclosure, Seller desires to settle all claims pertaining to the existence of memberships which entitle the holders thereof (based upon a one-time payment or based upon no payment) to use all or a portion of the facilities owned by the Company or its Subsidiaries without paying any additional membership fees or dues (collectively, "Lifetime Memberships"), entered into by, or binding upon, the Company or the Subsidiaries; and Buyer has agreed to such settlement.


                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. PAYMENT OF CONSIDERATION. In consideration of the Release set forth in paragraph 4 below, Seller agrees to deliver the sum of Two Million Dollars ($2,000,000) in immediately available funds to the Buyer, which amount shall not apply towards any limit of Losses (as defined in the Agreement) set forth in
Section 9.06(c) of the Agreement, nor shall such amount be considered Losses applicable to the loss threshold described in Section 9.06(a) of the Agreement, satisfaction of which threshold is a condition precedent to an indemnification claim by Buyer under Article 9 of the Agreement.

     2. REPRESENTATIONS AND WARRANTIES BY THE SELLER. The Seller hereby represents and warrants to the Buyer, Apollo and the Company that SCHEDULE A attached hereto sets forth a true, correct and complete list of all Lifetime Memberships entered into by, or binding upon, the Company or the Subsidiaries as of September 30, 1999.

     3. REPRESENTATIONS AND WARRANTIES BY THE BUYER AND APOLLO. To the "knowledge" (as defined below) of the Buyer and Apollo, there are no Lifetime Memberships entered into by, or binding upon, the Company or the Subsidiaries as of September 30, 1999 except as set forth on SCHEDULE A. "Knowledge" refers only to the current actual knowledge, without inquiry, of the Designated Employees (as hereinafter defined) of the Buyer or Apollo, as the case may be, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any other partner in, or officer, director, shareholder or employee of (or affiliate of any partner in), the Buyer, Apollo, or any subsidiary thereof, or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employees" shall refer to Rick Koenigsberger, Arnold Rosenstein, James K. Sartain, William Stine and Ronald LaVoie.

     4. RELEASE BY APOLLO, THE BUYER AND THE COMPANY. Apollo, Buyer and the Company, on their own behalf and on behalf of the Subsidiaries and their respective representatives, successors and assigns, hereby remise, release and forever discharge Seller, its affiliates and subsidiaries and their past and present stockholders, directors, officers, employees, agents, representatives and counsel, jointly and severally, from any and all demands, actions, causes of action, suits, damages, claims, and liabilities of whatever kind or nature, known or unknown, suspected or unsuspected, accrued or unaccrued, whether in law, equity or otherwise (collectively, "Damages"), which relate to the existence or terms of any Lifetime Memberships (including, without limitation, refundability, reciprocal playing privileges, etc.), other than (i) amounts payable by the Seller to the Buyer in accordance with Section 1.04 of the Agreement (nor shall the foregoing release affect the calculation of deferred income for purposes of determining Closing Date Net Working Capital (as defined in the Agreement)) and (ii) Damages resulting from a breach of the representations and warranties set forth in Section 2 above to the extent such Damages exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate. Any such Damages described in this paragraph 4 may not be considered as Losses for the purpose of the Agreement, including, without limitation, any claim for indemnification for Losses pursuant to Article 9.01 of the Agreement.

     5. INDEMNIFICATION BY SELLER. Seller hereby indemnifies and holds harmless, Buyer, Apollo and the Company and their respective affiliates, officers, directors, employees, agents and successors and assigns (collectively, the "Buyer Parties") from and against all Damages arising from any breach of the representations and warranties made in Section 2 hereof, provided however, that no claim may be made against the Seller except with respect to Damages exceeding individually or in the aggregate Seven Hundred and Fifty Thousand Dollars ($750,000) and Seller shall be liable only for such Damages in excess of Seven Hundred and Fifty Thousand Dollars ($750,000) in the aggregate. The parties agree that the process for enforcing such indemnification obligations shall be governed by the provisions and the procedures set forth in Sections 9.03 and 9.04 of the Agreement, which shall be deemed incorporated herein.

     6. BINDING EFFECT. This Agreement and Release shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     7. SEVERABILITY. Any term or provision of this Agreement and Release that is invalid, illegal or unenforceable by any law or public policy in any situation in any jurisdiction shall not affect the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and all other terms and provisions of this Agreement and Release shall nonetheless remain in full force and effect.

     8. HEADINGS AND RECITALS. The section headings and recitals contained in this Agreement and Release are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement and Release.

     9. GOVERNING LAW. This Agreement and Release shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts of laws, rule or principle that may refer the governance, construction or interpretation of this Agreement and Release to the laws of another state.

     10. COUNTERPARTS. This Agreement and Release may be executed in multiple counterparts, each of which may be deemed an original and all of which together shall constitute one and the same instrument.

     11. SURVIVAL. All representations and warranties made by Seller in this agreement shall survive only through and including April 1, 2001 and all claims for indemnification by any Buyer Party(ies) pursuant to paragraph 5 hereof shall thereafter be forever barred if a written claim is not made with respect thereto by April 1, 2001.

                                      * * *


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



         IN WITNESS WHEREOF, the parties have executed this Agreement and Release as of the date first written above.

                             KSL GOLF HOLDINGS, INC.


                             By:
                                  --------------------------
                                  Steven F. Elliott
                                  Vice President

                             FAIRWAY ACQUISITION COMPANY


                             By:
                                  --------------------------
                                  Arnold Rosenstein
                                  Chairman

                             FAIRWAYS GOLF CORPORATION


                             By:
                                  --------------------------
                                  Arnold Rosenstein
                                  Chairman


                             APOLLO REAL ESTATE INVESTMENT FUND IV, L.P.

                             By: Apollo Real Estate Advisors IV, L.P., its General Partner

                                  By:  Apollo Real Estate Capital Advisors IV,
                                       Inc., its General Partner


                                       By:
                                              -------------------------------
                                       Name:
                                              -------------------------------
                                       Title:
                                              -------------------------------


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